                                                                 Exhibit 1.1

                                 SPINCYCLE, INC.

                           144,990 UNITS CONSISTING OF
               $144,990,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY
                     12 3/4% SENIOR DISCOUNT NOTES DUE 2005
                                       AND
           144,990 WARRANTS TO PURCHASE 26,661 SHARES OF COMMON STOCK

                               PURCHASE AGREEMENT

                                                                  April 24, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
Eleven Madison Avenue
New York, N.Y. 10010-3629

Ladies and Gentlemen:

                  1. Introductory. SpinCycle, Inc., a Delaware corporation (the "Company") proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Initial Purchaser") 144,990 Units (the "Units") each consisting of $1000 principal amount at maturity 12 3/4% Senior Discount Notes due 2005 (the "Notes") and one Warrant (the "Warrants") to purchase .1839 shares of common stock, par value $.01 per share (the "Warrant Shares" and, together with the Warrants, the Notes and the Units, the "Offered Securities"). The Notes are to be issued under an indenture, dated as of April 29, 1998 (the "Indenture"), between the Company and Norwest Bank Minnesota, N.A., as Trustee. The Warrants are to be issued under a warrant agreement to be dated as of April 29, 1998 (the "Warrant Agreement") between the Company and Norwest Bank Minnesota, N.A., as Warrant Agent (the "Warrant Agent"). The holders of Notes, including the Initial Purchaser, will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement") dated as of April 29, 1998 between the Company and the Initial Purchaser. The holders of Warrants and Warrant Shares, including the Initial Purchaser, will be entitled to the benefits of the registration rights with respect thereto under the Warrant Agreement. This agreement (the "Agreement" or the "Purchase Agreement"), the Indenture, the Warrant Agreement and the Registration Rights Agreement are referred to collectively as the " Operative Documents."

                  The Company hereby agrees with the Initial Purchaser as follows:

                  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchaser that as of the date hereof:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities have been prepared by the Company. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "Offering Document". On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 10.09 of the Indenture in accordance with Rule 144A(d)(4) under the Securities Act (the "Additional Issuer Information") will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circum-stances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in
         Section 7(b) hereof.

                  (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be expected, singly or in the aggregate, to have a material adverse effect on the Company; and the Company has no subsidiaries.

                  (c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture and the Notes to be issued thereunder have been duly authorized by the Company; when the Notes are issued and authenticated in accordance with the terms of the Indenture and delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered and such Notes will have been duly executed, authenticated, issued and delivered and the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement; the Warrant Agreement, the Warrants and the Warrant Shares have been duly authorized by the Company; when the Warrants are issued and countersigned in accordance with the terms of the Warrant Agreement and delivered and paid for pursuant to this Agreement on the Closing Date, the Warrant Agreement will have been duly executed and delivered and such Warrants will have been duly executed, authenticated, issued and delivered and the Warrant Agreement and the Warrants will constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms.

                  (e) When issued in accordance with the terms and conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement and conform in all material respects to the description thereof in the Offering Document.

                  (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company on the Closing Date (as defined below), will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as rights of indemnity or contribution, or both, may be limited by state and federal securities laws or public policy underlying such laws, and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the issuance, purchase and sale of the Offered Securities.

                  (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as may be required under state securities and Blue Sky laws and regulations or (ii) where the failure to obtain such consents could not, individually or in the aggregate, have a material adverse effect on the Company.

                  (i) The execution, delivery and performance of the Operative Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the charter or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement, except for such violations, breaches and defaults as could not, individually or in the aggregate, have a material adverse effect on the Company.

                  (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as rights of indemnity or contribution or both may be limited by state and federal securities laws or public policy underlying such laws and subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (k) Except as disclosed in the Offering Document, the Company has good and marketable title to all real properties and all other properties and assets owned by it and necessary to the operation of its business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the Offering Document, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

                  (l) Except as disclosed in the Offering Document, the Company possesses adequate certificates, licenses, authorities, permits, or other rights issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it except where the failure to have such certificates, licenses, authorities, permits or other rights could not be expected, singly or in the aggregate, to have a material adverse effect on the Company. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authority, permit or right that, if determined adversely to the Company, could be expected, individually or in the aggregate, to have a material adverse effect on the Company.

                  (m) Except as described in the Offering Document, no labor dispute with the employees of the Company exists or is imminent that could be expected, individually or in the aggregate, to have a material adverse effect on the Company.

                  (n) The Company owns, possesses or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it, or presently employed by it with such exceptions as do not individually or in the aggregate have a material adverse effect on the Company, and (except as disclosed in the Offering Document) the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that is reasonably likely individually or in the aggregate to have a material adverse effect on the Company.

                  (o) Except as disclosed in the Offering Document, the Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"); the Company does not own or operate any real property that, is contaminated with any substance that is subject to any environmental laws, and is not liable for any off-site disposal or contamination pursuant to any environmental laws, or subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (p) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Warrant Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (q) The financial statements of the Company and the related notes thereto included in the Offering Document present fairly the financial position of the Company as of the dates shown and the results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States. The summary and selected financial and statistical data included in the Offering Document present fairly in all material respects the information shown therein and have been prepared and applied on a basis consistent with the audited financial statements included therein, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations thereunder.

                 (r) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (s) Price Waterhouse LLP is an independent public accounting firm as would be required by the Securities Act and the rules and regulations thereunder with respect to a registration statement covering the Offered Securities.

                  (t) Each of the Indenture, the Notes, the Registration Rights Agreement, the Warrant Agreement and the Warrants conforms in all material respects to the description thereof in the Offering Document.

                  (u) The Company is not an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an "investment company" as defined in the Investment Company Act.

                  (v) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system. No holder of securities of the Company (except as set forth in the Registration Rights Agreement or the Warrant Agreement) will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or the Warrant Agreement other than as expressly permitted thereby.

                  (w) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the TIA.

                  (x) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S ("Regulation S") under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or
         (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The

         Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

                  (y) The Company has 303,165 total shares of capital stock outstanding, consisting of 275,402 shares of preferred stock and 27,763 shares of common stock. The Company has granted 25,653 options outstanding exercisable for 25,653 shares of common stock.

                  3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company all of the Offered Securities, at a purchase price of $667.64 per Unit plus the increase in accreted value, if any, on the Notes from April 29, 1998 to the Closing Date (as hereinafter defined).

                  The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Initial Purchaser in reliance on Rule 144A under the Securities Act (the "Rule 144A Securities") in the form of one or more permanent global securities in definitive form without interest coupons (the "Restricted Global Securities") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Firm Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Offered Securities sold in reliance on Regulation S (the "Regulation S Securities") shall be issued in definitive, fully registered from, in such denominations and registered in such names as the Initial Purchaser requests and shall bear the legend relating thereto set forth under "Transfer Restrictions" in the Offering Document.

                  Payment for the Offered Securities shall be made by the Initial Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Initial Purchaser drawn to the order of the Company at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, NY at 9:00 A.M., (New York time), on April 29, 1998 or at such other place or time not later than seven full business days thereafter as the Initial Purchaser and the Company determine, such time being herein referred to as the "Closing Date", against (i) delivery to the Trustee as custodian for DTC of the Restricted Global Securities representing all the Rule 144A Securities and (ii) delivery to the Initial Purchaser of definitive fully registered certificates representing all of the Regulation S Securities. The Restricted Global Securities and the Regulation S Securities will be made available for checking at the above office of Cahill Gordon & Reindel at least 24 hours prior to the Closing Date.

                  4. Representations by Initial Purchaser; Resale by Initial Purchaser.

                  (a) The Initial Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) The Initial Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until after the applicable distribution compliance period only in accordance with Rule

903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither the Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and the Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, the Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other renumeration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect;

                           "The Securities covered hereby have not been
                  registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until after the applicable distribution compliance period except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this subsection (b) have the meanings given to them by Regulation
S.

                  (c) The Initial Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

                  (d) The Initial Purchaser agrees that it and each of its affiliates has not and will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) The Initial Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisement) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  5. Certain Agreements of the Company. The Company agrees with the Initial Purchaser that:

                  (a) The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser's consent, which shall not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Initial Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Initial Purchaser's consent to, nor the Initial Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (b) The Company has furnished to the Initial Purchaser copies of the preliminary offering circular, and will furnish to the Initial Purchaser copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests, and the Company will furnish to the Initial Purchaser on the date hereof two copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Initial Purchaser reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to take any action that would subject it to service of process or taxation in any such jurisdiction.

                  (d) For so long as the Offered Securities remain outstanding the Company will furnish to the Initial Purchaser, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Securities and Exchange Commission (the "Commission") under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as the Initial Purchaser may reasonably request.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Initial Purchaser and any holder of Offered Securities information regarding the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Warrant Agreement, including (i) the fees and expenses of the Trustee and the Warrant Agent and their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Warrant Agreement, the Offering Document and all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of listing the Offered Securities and qualifying the Offered Securities for trading in The Portal(SM) Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Initial Purchaser reasonably designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Initial Purchaser. The Company will also pay, or reimburse the Initial Purchaser, for one-half of the cost of private, chartered air transportation for the Initial Purchaser and the Company's officers and employees in connection with attending meetings with prospective purchasers of the Offered Securities.

                  (i) In connection with the offering, until the Initial Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

                  (j) For a period of 180 days after the date of the initial offering of the Offered Securities by the Initial Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any shares of common stock of the Company or securities convertible into or exchangeable or exercisable for shares of common stock of the Company or warrants or other rights to purchase shares of common stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Initial Purchaser. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

                  (k) The Company will apply the net proceeds from the sale of the Offered Securities substantially as set forth under "Use of Proceeds" in the Offering Document.

                  (l) The Company will cooperate with the Initial Purchaser to effect the inclusion of the Offered Securities in PORTAL.

                  6. Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Initial Purchaser shall have received a letter, dated the date of this Agreement, of Price Waterhouse LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations.

                           (ii) on the basis of a reading of the latest
                  available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or

                                    (B) for the period from the closing date of
                           the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenues, net operating income, consolidated net income or in the ratio of deficiency of earnings to fixed charges;

                  except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

                           (iii) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company which, in the judgment of the Initial Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Initial Purchaser shall have received an opinion dated the Closing Date, of Pedersen & Houpt, counsel for the Company, that:

                          (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own its properties and conduct its business as described in the Offering Document; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not be expected, singly or in the aggregate, to have a material adverse effect on the Company, and the Company has no subsidiaries;

                         (ii) the Company has all requisite corporate power and
                  authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the TIA. The Indenture and the Notes to be issued thereunder have been duly authorized by the Company; when the Notes are issued and authenticated in accordance with the terms of the Indenture and delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered and such Notes will have been duly executed, authenticated, issued and delivered and the Indenture and such Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                        (iii) the Company has all requisite corporate power and
                  authority to execute, deliver and perform its obligations under the Warrant Agreement; the Warrant Agreement, the Warrants and the Warrant Shares have been duly authorized by the Company; when the Warrants are issued and countersigned in accordance with the terms of the Warrant Agreement and delivered and paid for pursuant to this Agreement on the Closing Date, the Warrant Agreement will have been duly executed and delivered and such Warrants will have been duly executed, authenticated, issued and delivered and the Warrant Agreement and the Warrants will constitute the valid and legally binding obligations of the Company enforceable in accordance with their terms;

                          (iv) when issued in accordance with the terms and
                  conditions contained in the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights. The Warrant Shares have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement and conform in all material respects to the description thereof in the Offering Document;

                          (v) the Company has the corporate power and authority
                  to execute and deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by all necessary action on the part of the Company, has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent or transfer conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as the enforceability thereof is subject to the application of general principles of equity (whether considered in a proceeding at law or in equity), including without limitation (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing;

                          (vi) the Company is not an open-end investment
                  company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the

                  Investment Company Act, and the Company is not and will not, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, be an "investment company" as defined in the Investment Company Act;

                          (vii) no consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required on the part of the Company for the issuance or sale of the Offered Securities by the Company, except such as may be required under state securities laws;

                          (viii) the issue and sale of the Offered Securities
                  pursuant to this Agreement will not violate the provisions of the certificate of incorporation or bylaws of the Company;

                          (ix) the Company has the corporate power and authority
                  to execute and deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

                          (x) each of the Indenture, the Notes, the Registration
                  Rights Agreement, the Warrant Agreement and the Warrants conforms in all material respects to the description thereof in the Offering Document; and

                          (xi) to such counsel's knowledge, the execution,
                  delivery and performance by the Company of the Operative Documents, and the consummation by the Company of the transactions contemplated thereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of their properties, or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject except for such breaches, violations or defaults that would not individually or in the aggregate result in a material adverse effect on the Company, or the charter or by-laws of the Company and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement; and

                          (xii) it is not necessary in connection with (i) the
                  offer, sale and delivery of the Offered Securities by the Company to the Initial Purchaser pursuant to this Agreement or
                  (ii) the resales of the Offered Securities by the Initial Purchaser in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify the Indenture under the TIA.

                           Such counsel shall further state as part of the same letter in which the foregoing opinions are expressed or by separate letter addressed to the Initial Purchaser that in the course of the Company's preparation of the Offering Document, such counsel has participated in conferences with certain officers or employees of the Company and with counsel and independent auditors for the Company and with the Initial Purchaser and counsel for the Initial Purchaser and reviewed certain corporate records, documents and proceedings of the Company. Such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Offering Document, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and such counsel does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document. On the basis of the above-described procedures, however, such counsel does not believe that the Offering Document, on the date thereof or on the date of such letter, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel does not express any opinion or belief as to the financial statements and other financial or statistical information included in the Offering Document.

                  (d) The Initial Purchaser shall have received from Cahill Gordon & Reindel, counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Initial Purchaser and the resales by the Initial Purchaser as contemplated hereby and other related matters as the Initial Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (e) The Offered Securities shall have been made eligible for trading in PORTAL.

                  (f) The Initial Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that

                          (i) the Company has complied with all agreements and
                  satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                          (ii) subsequent to the respective dates of the most
                  recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in or contemplated by the Offering Document.

                  (g) The Initial Purchaser shall have received a letter, dated the Closing Date, of Price Waterhouse LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

                  (h) On the Closing Date, the Initial Purchaser shall have received the Warrant Agreement and the Registration Rights Agreement executed by the Company and the Warrants shall have been duly executed by the Company and countersigned by the Warrant Agent and such agreements shall be in full force and effect at all times from and after the Closing Date.

                  (i) The Indenture shall have been duly executed and delivered by the Company and the Trustee, the Notes shall have been duly executed by the Company and the Notes shall have been duly authenticated by the Trustee.

                  (j) On or before the Closing Date, (i) the New Credit Facility shall have been consummated, (ii) the Initial Purchaser and counsel for the Initial Purchaser shall have received copies of the executed New Credit Facility and such other documents, opinions and reliance letters as they shall have reasonably requested and (iii) after giving effect to the transactions contemplated by this Agreement) and the application of the proceeds received by the Company from the sale of the Notes, no condition that would constitute a default or event of default under the New Credit Facility shall exist.

                  (k) On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, certificates and schedules or instruments as they shall have heretofore reasonably requested from the Company.

                  The Company will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchaser may reasonably request.

                  7. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless the Initial Purchaser against any losses, claims, damages or liabilities to which the Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the preliminary offering circular the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Initial Purchaser if the Initial Purchaser sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by the Initial Purchaser and any such loss, claim, damage or liability of the Initial Purchaser results from the fact that there was not sent or given to such person a copy of the Offering Document (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to the Initial Purchaser.

                  (b) The Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the following information in the Offering Document: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Initial Purchaser, the legend concerning overallotments and stabilizing on page (i) of the Offering Document and the third paragraph, the fourth sentence of the seventh paragraph and the eighth paragraph under the caption "Plan of Distribution."

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that it has been prejudiced in any material respect by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the Initial Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Initial Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Initial Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

                  9. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchaser will be mailed, delivered or telegraphed and confirmed to the Initial Purchaser at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department -- Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 15990 North Greenway/Hayden Loop, Suite 400, Scottsdale, Arizona 85260 Attention: Chief Executive Officer.

                  10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

                  11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Initial Purchaser in accordance with its terms.


                                            Very truly yours,

                                            SPINCYCLE, INC.


                                            By    /s/ Patrick Boyer
                                              ---------------------------------
                                              Name:  Patrick Boyer
                                              Title: Chief Financial Officer


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION






By /s/ Jeffrey C. Howe
  --------------------------------
  Name:  Jeffrey C. Howe
  Title: Director